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                                                                   EXHIBIT 10.41

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made effective as of May 1, 2002, (the "Effective Date"), by and between ArQule, Inc., a Delaware corporation with its principal place of business at 19 Presidential Way, Woburn, MA 01801 (the "Company"), and Michael Rosenblatt, M.D., an individual residing at 130 Lake Avenue, Newton Centre, MA 02459-2108 (the "Consultant").

                                 R E C I T A L S

         WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company within the areas of the Consultant's expertise, particularly the pharmaceutical and medical fields; and

         WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Consultant hereby agree as follows:

1.       SERVICES.

         The Consultant shall render to the Company such consulting services as the Company may request from time to time (the "Services"). The Company shall provide the Consultant with reasonable prior notice of any Services the Company requires.

2.       COMPENSATION.

         2.1. CONSULTING FEES. The Company shall pay to the Consultant a sum of $42,000 for the Consultant's rendering of Services to the Company during the Term (as defined in Section 3.1). Such fee shall be payable in four installments of $10,500 on the Effective Date and each three months thereafter during the Term.

         2.2. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for reasonable travel expenses incurred by the Consultant in the performance of the Services, provided that the Consultant shall have submitted to the Company written expense statements and other supporting documentation in a form that is reasonably satisfactory to the Company. The Company shall provide the Consultant with a check for any amounts due under this Section within thirty
(30) days after the Company receives satisfactory documentation. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $100.00 per month without the prior written approval of the Company.

         2.3. NO BENEFITS. The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation the Employee
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Stock Purchase Plan, social security, unemployment, medical, or pension payments. The Consultant is an independent contractor and not an employee of the Company.

3.       TERM AND TERMINATION.

         3.1. TERM. This Agreement shall commence on the Effective Date and shall remain in effect for a period of one year unless earlier terminated as provided in this Article 3 (the "Term").

         3.2. TERMINATION. Either party may terminate this Agreement for any or no reason upon thirty (30) days' prior written notice to the other party. In addition, the Company may terminate this Agreement immediately upon written notice if the Consultant breaches or threatens to breach any provision of Articles 4, 5 or 6. Upon termination, the Company shall owe no consulting fees, as set forth in Section 2.1, to the Consultant attributable to the period subsequent to the date of termination.

         3.3. SURVIVAL. The following provisions shall survive the expiration or termination of this Agreement: Articles 4, 5 and 6; and Section 3.3.

4.       CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS.

         4.1.     CONFIDENTIAL INFORMATION.

                  4.1.1. DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information shall mean any technical or business information furnished by the Company to the Consultant in connection with this Agreement or developed by the Consultant in the course of performing the Services. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

                  4.1.2.   OBLIGATIONS.  The Consultant shall

                           (a)       maintain all Confidential Information in
strict confidence;

                           (b)       use all Confidential Information solely for
the purpose of providing the Services as requested by the Company; and

                           (c)       reproduce the Confidential Information only
to the extent necessary for providing the Services as requested by the Company, with all such reproductions being considered Confidential Information.

                  4.1.3.   EXCEPTIONS.  The obligations of the Consultant under
Section 4.1.2. above shall not apply to the extent that the Consultant can demonstrate by clear and convincing evidence that certain Confidential
Information:


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                           (a)      was in the public domain prior to the time
of its disclosure under this Agreement;

                           (b)      entered the public domain after the time of
its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Consultant;

                           (c)      was independently developed or discovered by
the Consultant prior to the time of its disclosure under this Agreement;

                           (d)      is or was disclosed to the Consultant at any
time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Company and having no obligation of confidentiality with respect to such Confidential Information; or

                           (e)      is required to be disclosed to comply with
applicable laws or regulations, or with a court or administrative order, provided that the Company receives prior written notice of such disclosure and that the Consultant takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

         4.2.     PROPRIETARY MATERIALS.

                  4.2.1. DEFINITION OF PROPRIETARY MATERIALS. "Proprietary Materials" shall mean any tangible materials furnished by the Company to the Consultant in connection with this Agreement or developed by the Consultant in the course of performing the Services. In the case of biological materials, Proprietary Materials shall also include other materials ordinarily engendered by the original materials, including without limitation any progeny derived from a cell line (including naturally occurring mutants), monoclonal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced by a cell line, recombinant proteins produced through use of isolated DNA or RNA, and substances routinely purified from any source material included in the original materials.

                  4.2.2. LIMITED USE. The Consultant shall use Proprietary Materials solely for the purpose of providing the Services as requested by the Company. The Consultant shall use the Proprietary Materials only in compliance with all applicable governmental laws and regulations, and not for any IN VIVO experiments on human subjects.

                  4.2.3. LIMITED DISPOSITION. The Consultant shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of the Company.

         4.3. RETURN OF CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS. Upon the expiration or termination of this Agreement, or earlier at the request of the Company, the Consultant shall return to the Company all originals, copies, and summaries of documents,


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materials, and other tangible manifestations of Confidential Information in the possession or control of the Consultant. Upon the termination of this Agreement, or earlier at the request of the Company, the Consultant shall at the instruction of the Company either destroy or return any unused Proprietary Materials that remain in his or her possession.

         4.4. SURVIVAL OF OBLIGATIONS. The obligations set forth in this Article 4 shall remain in effect for a period of ten (10) years after termination of this Agreement, except that the obligations of the Consultant to return Confidential Information and to return or destroy Proprietary Materials shall survive until fulfilled.

5.       INTELLECTUAL PROPERTY.

         5.1. DEFINITION OF INTELLECTUAL PROPERTY. "Intellectual Property" shall mean any and all Confidential Information, Proprietary Materials, inventions, developments, data, discoveries, improvements, ideas, concepts, computer programs, algorithms, protocols, systems and related documentation, and any other works of invention or authorship (whether or not patentable, copyrightable, or entitled to or eligible for other forms of legal protection) that the Consultant has conceived, devised, written, invented, discovered, developed, or reduced to practice or tangible medium (whether alone, jointly with others, or under the Consultant's direction) in the course of providing the Services, or which arise out of the Services or from Confidential Information or Proprietary Materials.

         5.2. DISCLOSURE AND RECORDS. The Consultant shall promptly disclose to the Company any and all Intellectual Property. The Consultant shall maintain adequate records (whether written, electronic, or otherwise) to document the Intellectual Property, including without limitation the conception and reduction to practice of all inventions, and shall make such records available to the Company upon request. The Company shall have sole ownership of all such records.

         5.3. OWNERSHIP. The Consultant acknowledges and agrees that all Confidential Information and Proprietary Materials that are provided by the Company to the Consultant under this Agreement are and shall remain the exclusive property of the Company or the third party entrusting such Confidential Information or Proprietary Materials to the Company. The Consultant hereby assigns, conveys, and grants to the Company all of his right, title, and interest in and to the Intellectual Property and any and all patents, patent applications, and copyrights relating to the Intellectual Property. Upon request, the Consultant shall cooperate with the Company, at the expense of the Company, in obtaining legal protection for the Intellectual Property including confirmation of ownership. The Consultant agrees to execute all documents that the Company may reasonably request in order to perfect its rights in the Intellectual Property; in the event that the Consultant should fail or refuse to execute such documents within a reasonable time, the Consultant hereby appoints the Company attorney-in-fact to execute and deliver any such documents on the Consultant's behalf. The Company shall own all right, title, and interest in and to all work product and/or deliverables developed by the Consultant under this Agreement, including, but not limited to, all software, documentation, data rights, notes,


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designs, specifications, drawings, inventions, patents, technology, and associated intellectual property.

         5.4. THIRD-PARTY INTELLECTUAL PROPERTY. The Consultant acknowledges that the Company does not desire to acquire any trade secrets, know-how, confidential information, or other intellectual property that the Consultant may have acquired from or developed for any third party, including the Institution ("Third-Party IP"). The Consultant agrees that in the course of providing the Services, the Consultant shall not improperly use or disclose any Third-Party IP, including without limitation any intellectual property of (i) any former or concurrent employer, (ii) any person for whom the Consultant has performed or currently performs consulting services, or (iii) any other person to whom the Consultant has a legal obligation regarding the use or disclosure of such intellectual property.

6.       MISCELLANEOUS.

         6.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         6.2. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

         6.3. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors, assigns, heirs, and personal representatives.

         6.4. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign this Agreement to an affiliate or in connection with the merger, consolidation, or sale of all or substantially all of its business or assets relating to this Agreement.

         6.5. NO CONFLICT OF INTEREST. The Consultant represents and warrants to the Company that the Consultant currently has no agreement with, nor any other obligation to, any third party that would conflict with the terms of this Agreement, nor shall the Consultant enter into any such agreement nor incur such an obligation without the prior written consent of the Company. The Consultant further represents that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party.

         6.6. NON-SOLICITATION. The Consultant agrees that during the term of this Agreement and thereafter for a period of two (2) years, the Consultant shall not, directly or indirectly, (i) solicit, divert, or take away, or attempt to divert or take away, the business or patronage of any actual or prospective clients, customers, or accounts of the Company, or (ii) recruit, solicit, or hire any employee or consultant of the Company, or induce or attempt to induce any employee or consultant of the Company, to discontinue his or her relationship with the Company.


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         6.7. NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, or confirmed facsimile transmission, or upon the date sent if mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

         If to Company:                       If to Consultant:

         ArQule, Inc.                         Michael Rosenblatt
         19 Presidential Way                  130 Lake Avenue
         Woburn, MA  01801                    Newton Centre, MA  02459-2108
         Tel:  (781) 994-0300                 Tel: (617) 969-4007
         Fax:  (781) 994-0587                 Fax: ________________
         Attn:  President

         Copy to:  General Counsel
         Tel:  (781) 994-0484
         Fax:  (781) 994-0587

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

         6.8. AMENDMENT AND WAIVER. This Agreement may be modified, amended, or supplemented only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         6.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles.

         6.10. SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

         6.11. EQUITABLE RELIEF. The Consultant acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. The Consultant agrees that any breach of his obligations under this Agreement will cause irreparable harm to the Company. Therefore, in addition to any other remedies that may be available to the Company, the Company may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or


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threatened breach of, or otherwise to specifically enforce, any obligations of the Consultant under this Agreement.

         6.12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ARQULE, INC.



By:    ________________________
Name:  Stephen A. Hill, M.D.
Title: President and Chief Executive Officer

CONSULTANT

_______________________________
Michael Rosenblatt, M.D.


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